UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2017

MATCH GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8750 North Central Expressway, Suite 1400, Dallas, TX	75231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (214) 576-9352

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2017, Match Group, Inc. (the “Company”) announced that Ms. Amanda Wayne Ginsberg, CEO of Match Group Americas, was appointed Chief Executive Officer of the Company, and Ms. Sharmistha Dubey, President of Match Group Americas, was appointed President of the Company, both appointments effective January 1, 2018.  Ms. Ginsberg succeeds Gregory R. Blatt, who will remain in his role as Chairman and Chief Executive Officer of the Company through the end of the year, and will stay on as CEO of Tinder until a replacement is named.

Ms. Ginsberg, age 47, has served as Chief Executive Officer of Match Group Americas, where she was responsible for the Match U.S. brand, Match Affinity Brands, OkCupid, PlentyOfFish, ParPerfeito and overall North and South American expansion since December 2015.  Prior to that, she served in several roles within the Company: Chief Executive Officer of The Princeton Review from July 2014 to December 2015; Chief Executive Officer of Tutor.com from April 2013 to December 2015; Chief Executive Officer from October 2012 to March 2013 and Senior Vice President and General Manager from September 2008 to October 2012 of Match.com; and Vice President and General Manager from March 2006 to September 2008 of Chemistry.com.  She has served as a director of J. C. Penney Company, Inc. since July 2015 and served as a director of Care.com from 2012 to 2014.  She holds an undergraduate degree from the University of California at Berkeley and an MBA from The Wharton School of the University of Pennsylvania.

Ms. Dubey, age 47, has served as Chief Operating Officer of Tinder since February 2017 and as President of Match Group Americas, where she oversees the product and business operations for North American dating properties, including the Match U.S. brand, PlentyOfFish, OkCupid and Match Affinity Brands, since December 2015.  Prior to that, she served in multiple roles with the Company:  Chief Product Officer of The Princeton Review and Tutor.com from July 2014 to December 2015; Executive Vice President of Tutor.com from April 2013 to July 2014; Chief Product Officer of Match.com from January 2013 through April 2013 and Senior Vice President, Match.com and Chemistry.com from September 2008 through December 2012.  She holds an undergraduate degree in engineering from the Indian Institute of Technology and a master’s in engineering from Ohio State University.

Compensation arrangements for Ms. Ginsberg and Ms. Dubey have not yet been determined, and the Company will file an amendment to this report within four business days after the information is determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

	By:	/s/ JARED F. SINE
	Name:	Jared F. Sine
	Title:	General Counsel & Secretary

Date: August 2, 2017